EXHIBIT 23
                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-3121) pertaining to the Employee Stock Option Plan and Non-Employee Director Stock Option Plan of Steel of West Virginia, Inc. of our report dated January 20, 1997, with respect to the consolidated financial statements and schedules of Steel of West Virginia, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                   /s/ Ernst & Young LLP

Charleston, West Virginia
March 10, 1997